UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10202 5th Avenue NE Suite 200
Seattle, Washington		98125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

107 Spring Street Seattle, Washington 98104

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On June 27, 2024, Atossa Therapeutics, Inc., a Delaware corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on May 9, 2024, the record date for the Annual Meeting, there were 125,757,416 shares of common stock, par value $0.18 per share (the “Common Stock”), entitled to vote at the meeting.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Company’s 2020 Stock Incentive Plan, As Amended

At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s 2020 Stock Incentive Plan, as amended (the “2020 Plan”), and increased the shares available for issuance by 12,000,000 shares and extended the term thereof.

For additional information regarding the 2020 Plan, please refer to the heading “Summary Description of the 2020 Plan” contained in Proposal 3 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 23, 2024 (the “Proxy Statement”).

The foregoing description of the 2020 Plan and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2020 Plan, a copy of which is attached hereto as Exhibit 10.1.

Appointment of Chief Financial Officer

On June 27, 2024, the Board of Directors (the “Board”) of the Company appointed Heather Rees, previously the Company’s Senior Vice President, Finance and Accounting, to serve as Chief Financial Officer and to continue serving as principal financial and accounting officer, effective immediately.

In connection with Ms. Rees’ appointment, the Board approved an increase to her annual base salary to $439,700 and an increase to her target annual cash bonus amount to 40% of her base salary, subject to the achievement of annual performance milestones to be established by the Board. The Company has granted Ms. Rees 577,700 options to purchase shares of Common Stock, which will vest on a quarterly basis over two years and was granted pursuant to, and subject to the terms and conditions of, the 2020 Plan. The Company and Ms. Rees intend to enter into an employment agreement to reflect the above terms.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders also approved an amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from 175,000,000 to 350,000,000, which also has the effect of increasing the total number of authorized shares from 185,000,000 to 360,000,000 (the “Amendment”).

On June 28, 2024, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Amendment, which became effective immediately upon such filing.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, each of the Company’s director nominees was elected and each of the other proposals voted on was approved. The final voting results are set forth below.

(i)
Election of Two Class III Directors

The stockholders elected the two Class III directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
• Shu-Chih Chen, Ph.D.	28,619,224	3,778,904	27,879,201
• H. Lawrence Remmel, Esq.	28,453,128	3,864,924	27,959,277

(ii)
Ratification of Independent Auditor

The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,330,064	1,449,110	498,155	0

(iii)
Approval of an Amendment and Restatement of the 2020 Plan

The stockholders approved an amendment and restatement of the 2020 Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,792,908	10,620,891	904,253	27,959,277

(iv)
Approval of an Amendment of the Certificate of Incorporation

The stockholders approved an amendment of the Certificate of Incorporation by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,552,602	15,094,316	630,411	0

(v)
Advisory Vote on Executive Compensation

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,453,687	7,079,748	1,784,257	27,959,637

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Atossa Therapeutics, Inc.

10.1	Atossa Therapeutics, Inc. 2020 Stock Incentive Plan, as Amended

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date:	July 2, 2024	By:	/s/ Heather Rees
Heather Rees Senior Vice President, Finance & Accounting